UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14 (c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|  |  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12


                            WATCHIT TECHOLOGIES, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed per Exchange Act Rules 14a-6 (i) (1) and 0-11. |_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

WatchIt Technologies, Inc.
1 Town Square Blvd., Ste. 347
Asheville, NC 28803

August 22, 2007

               Notice of Action by Written Consent

To the Stockholders of WatchIt Technologies, Inc.:

         Pursuant to Texas Business Corporation Law, Texas Statutes Chapter 6.202, notice is hereby given that by written consent delivered to WatchIt Technologies, Inc. (the "Company") on August 22, 2007, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

         The Board of Directors of the Company determined it to be in the best interests of the Company and its shareholders to complete a merger with their wholly owned subsidiary, WatchIt Technologies, Inc., a Nevada corporation (the "Merger"). A copy of the Plan of Merger is attached hereto as Exhibit A. A copy of the Board of Directors Written Consent is attached hereto as Exhibit B.


                                            By Order of the Board of Directors

                                            /s/  Frank A. Moody, II
                                            -----------------------------------
                                                 Frank A. Moody, II, President

                           WatchIt Technologies, Inc.
              Information Statement Pursuant to Section 14C of the
                         Securities Exchange Act of 1934

                                  INTRODUCTION

         This Information Statement is being mailed on or about August 22, 2007, to affect all holders of record at the close of business on August 22, 2007, of the voting stock of WatchIt Technologies, Inc., a Texas corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for the authorization to complete a Merger with their wholly owned subsidiary, WatchIt Technologies, Inc., a Nevada corporation.

         Following the merger, shareholders will receive a letter of transmittal requesting them to surrender old stock certificates for new certificates reflecting the change. Persons who hold their shares in brokerage accounts or in street name will not be required to take any further action to effect the exchange of certificates. Shareholders should not destroy any stock certificates and should not submit any certificates until they have received a letter of transmittal. The transfer agent for the Company's common stock is Bay City Transfer, 300 Center Ave., Ste.202B, Bay City, MI 48708.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

        SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         At the close of business on August 21, 2007, the Company had approximately 168,422,789 shares outstanding of common stock. There are no other voting securities of the Company that are presently issued.

         The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.

Name and Address                       Amount and Nature
of Beneficial Owner                      of Ownership              Voting Rights
-------------------                      ------------              -------------


Frank A. Moody, II                        54,669,000                  32.46%
1 Town Square Blvd., Ste.347
Asheville, NC 28803

Don Wood                                   5,125,000                  3.04%
11306 Chandon Park Way
Windemere, FL 34786

Dan Willis                                   325,000                   .19%
Box 203
Ross, TX  76684

Douglas Smith                                200,000                   .12%
448 Elkins Lake
Huntsville, TX 77340

Gary Musselman                             5,000,000                  2.97%
3335 Chilham Place
Charlotte, NC 28226


All Directors and Executive
Officers as a Group                       65,319,000                 38.78%

                           VOTE REQUIRED FOR APPROVAL

         Chapter 6.202 of the Texas Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Texas corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the action, which majority is the number of shares required by Texas Statutes 6.202 and 6.203.


                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Frank A. Moody, II, 1 Town Square Blvd., Ste.347, Asheville, NC 28803, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, will be provided without charge.

Dated: August 22, 2007

                                            By Order of the Board of Directors

                                            /s/  Frank A. Moody, II
                                            -----------------------------------
                                                 Frank A. Moody, II, President

                                    Exhibit A

                                 PLAN OF MERGER
                                 --------------

         The following plan of merger is submitted in accordance with the laws of the States of Texas and Nevada on this 21st day of August, 2007.

         1. The name of the subsidiary corporation surviving the merger is WatchIt Technologies, Inc., a Nevada corporation, Document number E0357762007-1 (the "Surviving Corporation").

         2. The name of the parent corporation merging into the Surviving Corporation is WatchIt Technologies, Inc., a Texas corporation, Corporation File # 25279000, (the "Merging Corporation").

         3. The Merging Corporation is a corporation organized and validly existing under the laws of the State of Texas, with a capitalization of 300,000,000 shares of common stock, par value $0.0001 per share ("Merging Common Stock"), and 30,000,000 shares of preferred stock, par value $0.0001. 168,422,789 shares of Merging Common Stock are issued and outstanding. No options, warrants or other rights to acquire shares currently are outstanding.

         4. The Surviving Corporation is a corporation organized and validly existing under the laws of the State of Nevada, with a capitalization of 300,000,000 authorized shares of common stock, par value of $.0001 per share ("Surviving Common Stock"), and 30,000,000 authorized shares of preferred stock, par value $.0001 per share ("Surviving Preferred Stock"). One Hundred (100) shares of Surviving Common Stock are issued and outstanding, all of which are held by the Merging Corporation, and no options, warrants or other rights to acquire shares are outstanding.

                                  Terms of Plan
                                  -------------

         1. Merger. The Merging Corporation shall merge with and into the Surviving Corporation, with the Surviving Corporation being the corporation surviving the merger.

         2. Terms and Conditions. On the Effective Date of the merger (as defined herein), the separate existence of the Merging Corporation shall cease, and the Surviving Corporation shall succeed to all of the rights, privileges, immunities, franchises, and property, real, personal and mixed, of the Merging Corporation without the necessity for any separate transfer. The Surviving Corporation shall thereafter be responsible and liable for all liabilities and obligations of the Merging, and neither the rights of creditors nor any liens on the property of the Merging Corporation shall be impaired by the merger.

         3. Business Purpose. In the judgment of the Boards of Directors of each of the Merging Corporation and the Surviving Corporation, it is desirable for the corporations to undergo the reorganization set forth herein in order to reincorporate the Merging Corporation as a Nevada corporation to avail the corporation of the favorable corporate laws of Nevada and to reduce taxes.

         4. Pro Rata Issuance of Shares. On the Effective Date, by virtue of the Merger, each holder of shares in the Merging Corporation will receive a pro rata issuance of shares in the Surviving Corporation. In particular, the following will occur:

            (a) Each share of Merging Common Stock issued and outstanding immediately prior to the Effective Date, by virtue of the merger and without further action on the part of the holder thereof, automatically shall be converted into and represent the right to receive one share of Surviving Common Stock. All shares of the Surviving Common Stock issued by the Surviving Corporation in conversion of the Merging Common Stock will be fully paid and nonassessable upon issuance.

            (b) Each share of Surviving Corporation Common Stock issued and outstanding immediately prior to the merger and held by the Merging Corporation, by virtue of the merger and without further action on the part of the holder thereof, shall be automatically canceled immediately following the effective time of the Merger.

         5. Articles of Incorporation. The articles of incorporation of the Surviving Corporation shall continue to be its articles of incorporation following the Effective Date, until amended pursuant to the provisions of Nevada law.

         6. Bylaws. The bylaws of the Surviving Corporation shall continue to be its bylaws following the Effective Date, until amended pursuant to the provisions of Nevada law.

         7. Officers and Directors. The directors and officers of the Merging Corporation on the Effective Date shall continue as the directors and officers of the Surviving Corporation for the full unexpired terms of their offices and until their successors have been elected or appointed and qualified.

         8. Approval of Agreement. This Agreement of Merger shall be approved by the holders of a majority of the issued and outstanding shares of the Surviving Corporation and the Merging Corporation.

         9. Effective Date of Merger. The effective date ("Effective Date") of this merger shall be the date of filing of Articles of Merger with the Secretary of State of Nevada.

         10. Dissenters' Rights. There are no dissenters' rights available to the shareholders of either the Merging Corporation or the Surviving Corporation under Texas or Nevada law.

         11. Amendment/Abandonment of Plan. The Boards of Directors of the Merging Corporation and the Surviving Corporation may amend or abandon this Plan of Merger at any time prior to the Effective Date.

         IN WITNESS WHEREOF, each of the Merging Corporation and the Surviving Corporation has adopted this of Merger as of the day and year first above written, to become effective as provided for herein.

"MERGING CORPORATION"                       "SURVIVING CORPORATION"

WATCHIT TECHNOLOGIES, INC.,                 WATCHIT TECHNOLOGIES, INC.
a Texas corporation                                  a Nevada corporation


By:  /s/                                    By:  /s/
   ------------------------------------     -----------------------------------
          Frank A. Moody, II,                         Frank A. Moody, II,
          President                                   President

                                    Exhibit B

                           WATCHIT TECHNOLOGIES, INC.
                               BOARD OF DIRECTORS
                            UNANIMOUS WRITTEN CONSENT
                           (Reincorporation in Nevada)

The undersigned, being all of the members of the Board of Directors of WatchIt Technologies, Inc., a Texas corporation (the "Corporation"), hereby consent to the following actions by written consent in lieu of a meeting:

         RESOLVED, that this corporation formed and owns 100% of the outstanding shares of each class of the stock of WatchIt Technologies, Inc., a corporation incorporated on May 21, 2007, pursuant to the laws of the State of Nevada ("Subsidiary"); and it is

         FURTHER RESOLVED, that, subject to the approval of shareholders of the Corporation, the Corporation shall merge itself into the Subsidiary, which Subsidiary shall be the corporation surviving the merger and shall assume all of the rights and obligations of the Corporation; and it is

         FURTHER RESOLVED, that the merger shall be effective on the date of filing a Certificate of Ownership and Merger with the Secretary of State of Texas; and it is

         FURTHER RESOLVED, that the terms and conditions of the merger are contained in the Plan of Merger attached hereto as Exhibit "A"; and it is

         FURTHER RESOLVED, that the proposed merger shall be submitted to the stock holders of the Corporation, and upon receiving the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereof, the merger shall be approved; and it is

         FURTHER RESOLVED, that the proper officer of the Corporation be, and he hereby is, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Corporation into the Subsidiary, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger

         FURTHER RESOLVED that, this Consent may be signed by the directors of the Corporation and copies thereof delivered by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

         Execution of this Consent by the undersigned, being all of the members of the Board of Directors of the Corporation, waives any requirement of a formal meeting to conduct the business referred to herein.

         IN WITNESS WHEREOF, the undersigned Directors have signed this Consent this 21st day of August, 2007.

DIRECTORS:


-----------------------------               -----------------------------
Frank A. Moody, II                          Dan Willis


-----------------------------               -----------------------------
Don Wood                                    Douglas Smith


-----------------------------
Gary Musselman